EXHIBIT 4.1


                     FIRST AMENDMENT TO AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (the "FIRST AMENDMENT") dated as of December 8, 1998 by and among PLANET HOLLYWOOD INTERNATIONAL, INC., a Delaware corporation, ("BORROWER") and SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, ("SUNTRUST"), a national banking association, THE BANK OF NOVA SCOTIA, ("SCOTIA BANK"), a Canadian chartered bank, (collectively, the "LENDERS", and individually, a "LENDER") and SunTrust, as Administrative Agent for the Lenders, Scotia Bank as Syndication Agent for the Lenders, and SunTrust and Scotia Bank as Agents for the Lenders.

                               W I T N E S S E T H

         WHEREAS, on or about March 25, 1998, the Borrower, the Agents and the Lenders entered into a certain Amended and Restated Revolving Credit Agreement (the "INITIAL LOAN AGREEMENT") dated March 25, 1998 pursuant to which the Lenders and the Borrower restructured the then existing credit facilities which had been extended to the Borrower into a single Total Revolving Loan in the aggregate amount of $65,000,000 (the "REVOLVING LOANS"); and

         WHEREAS, as a part of the Revolving Loans, but separate therefrom, the Lenders also extended for and on behalf of the Borrower through one of its subsidiaries a Credit Facility in the nature of a Synthetic Lease in the aggregate face amount of $35,000,000 (the "SYNTHETIC LEASE"). For the purposes of the Initial Loan Agreement and the other Credit Documents, the Borrower shall be deemed to be the person primarily obligated under the Synthetic Lease, although the primary obligor is a subsidiary of the Borrower; and

         WHEREAS, in connection with the Synthetic Lease, SunTrust Bank, Atlanta (the "CREDITOR"), an affiliate of SunTrust and the Borrower entered into an interest rate swap so as to fix the interest rate in connection with the obligations due and owing under the Synthetic Lease, which obligation, although contingent, would become due and payable at such time as the Synthetic Lease is "unwound" (the "INTEREST RATE SWAP"). For the purposes of the Interest Rate Swap, the Creditor shall be deemed to be a Lender for the purposes of the Initial Loan Agreement and the other Credit Documents, even though the Creditor may not be a party signatory to all the Credit Documents; and

         WHEREAS, the Borrower, the Agents, and the Lenders have reached an agreement to modify and restructure the Revolving Loans, the Synthetic Lease, and the Interest Rate Swap (collectively, the "CREDIT FACILITIES") so as to provide for, among other matters:

                   A. In regard to the Credit Facilities:

                         (i) Pay off any outstanding balance due on the Revolving Loans with a further provision that no further Advances may be extended as a Revolving Loan. Those Letters of Credit which are outstanding may remain but will be separately secured by certain Cash Collateral (as defined below). Outstanding Letters of Credit may only be renewed with the consent of the Required Lenders; and

                         (ii) Restructure the payment dates and amounts due under the Synthetic Lease; and

                         (iii) Confirm the obligations of the Borrower in
                   connection with the Interest Rate Swap, with provisions for satisfying said obligation as and when payments are made on the Synthetic Lease.

                   B. Amend and modify various provisions of the Initial Loan Agreement and other Credit Documents including, by way of limitation, the Maturity Date for the Loans, the financial covenants, and the collateral provisions, and the parties hereto wish to set forth said changes in this First Amendment.

         NOW, THEREFORE, for and in consideration of the above premises and the mutual covenants and agreements contained herein, the Borrower, the Agent, and the Lenders agree as follows:

         1. DEFINITIONS. Unless defined or re-defined in this First Amendment, capitalized terms contained herein shall have the meanings defined and set forth in the Initial Loan Agreement.

         2. ADDITIONAL DEFINITIONS. There is hereby added to SECTION 1.1 of the Initial Loan Agreement the following additional definitions:

                  "CASH COLLATERAL" shall mean for each Letter of Credit, a Certificate of Deposit (in paperless form), with the amount of each Certificate of Deposit to be agreed upon between SunTrust and the Borrower.

                  "CREDITOR" shall mean SunTrust Bank, Atlanta, an affiliate of SunTrust, and the entity which has extended Facility C. For the purposes of the Agreement and each and every other Credit Document, SunTrust Bank, Atlanta, shall be deemed to be a "Lender" and entitled to all the benefits and privileges of said

         Credit Document, notwithstanding that it is not a signatory to said other Credit Document. The purpose of this definition is to provide to SunTrust Bank, Atlanta, the benefits as a Lender in connection with Facility C. Notwithstanding the foregoing, the consent of SunTrust Bank, Atlanta shall not be required in connection with any Credit Document, as the only consent will be that of the Required Lenders (being SunTrust and Scotia Bank), except in connection with the Interest Rate Swap, for which any change would require the consent of SunTrust Bank, Atlanta.

                  "EQUITY COMPONENT" shall mean in regard to the Synthetic Lease, the Lessor's Invested Amount (as defined in the Master Agreement) in the amount of $1,050,000.

                  "FACILITY A" shall mean the Revolving Loans (which includes all Letters of Credit).

                  "FACILITY B" shall mean the Synthetic Lease.

                  "FACILITY C" shall mean the Interest Rate Swap.

                  "INTEREST RATE SWAP" shall mean the Interest Rate Swap Agreement entered into between the Borrower and SunTrust to fix the interest rate due under the Synthetic Lease.

                  "MASTER AGREEMENT" shall mean the Master Agreement, dated as of November 24, 1997, among Planet Hollywood (Region III), Inc., as Lessee, the Borrower as Guarantor, Atlantic Financial Group, Ltd., as Lessor, certain financial institutions parties thereto, as Lenders, The Bank of Nova Scotia, as Documentation Agent, and SunTrust, as Agent, as such agreement has heretofore been, may contemporaneously herewith be or may hereafter be amended or supplemented.

                  "NEW YORK PROPERTY" shall mean the property described by and covered by the Synthetic Lease.

                  "SYNTHETIC LEASE" shall mean the Lease, as defined in the Master Agreement.

                  "SYNTHETIC LEASE DOCUMENTS" shall mean the Operative Documents as defined in the Master Agreement.

                  "SYNTHETIC LEASE NOTES" shall collectively mean the promissory notes issued in connection with the Synthetic Lease including the following:

                         1.A  Acquisition Note dated November 24, 1997 from the
                   Lessor to the Mortgagee, as Agent (the "AGENT") in the face amount of $16,400,000; and

                         2.B  Acquisition Note dated November 24, 1997 from the
                   Lessor to the Agent in the face amount of $3,000,000; and

                         3.A  Construction Note dated November 24, 1997 from the
                   Lessor to the Agent in the face amount of $12,300,000; and

                         4.B  Construction Note dated November 24, 1997 from the
                   Lessor to the Agent in the face amount of $2,250,000.

         3. AMENDMENT OF EXISTING DEFINITIONS. The following definitions set forth in SECTION 1.1 of the Initial Loan Agreement are hereby amended as follows:

                  "COLLATERAL" shall mean, except where otherwise directed by the Administrative Agent, all tangible and intangible assets of the Borrower, including, but not limited to, the Cash Collateral, all Stock Collateral, notes from subsidiaries referenced on SCHEDULE 7.10, general intangibles such as franchises, trademarks, brands, licenses, patents and other rights necessary for the operation of its business, the Headquarters Property and the New York Property. To the extent any general intangibles such as franchises, trademarks, brands, licenses, patents and other rights necessary for the operation of its business on a domestic basis or located in a Subsidiary, then those assets in the Subsidiary will also be included within the term "COLLATERAL" unless otherwise set forth by the Required Lenders.

                  "CONSOLIDATED EBITDA" shall mean an amount equal to the sum of the Consolidated Companies' Consolidated Net Income (Loss), plus, to the extent deducted in determining Consolidated Net Income (Loss), (i) Consolidated Income Tax Expense, (ii) Consolidated Interest Expense,
         (iii) depreciation and amortization, and (iv) non-cash charges which were included in determining the Consolidated Companies' net income for its fourth quarter for its 1998 fiscal year. EBITDA shall be adjusted to include the audited trailing twelve months EBITDA of any acquired entity.

                  "CREDIT DOCUMENTS" shall mean, collectively, the Agreement, as amended from time to time, the Notes, the Pledge Agreement, the Security Agreement, and all other Security Documents, the Guaranty Agreements, and all other Guaranty

         Documents, the Synthetic Lease Documents, together with all other documents, agreements, certificates, schedules, notes, statements and opinions, however described, referenced herein or delivered pursuant hereto or in connection with or arising out of the Loans or the transactions contemplated by this Agreement.

                  "MATURITY DATE" shall mean the earlier of (i) June 30, 1999, or such later date as may be approved by the Agents and the Lenders, in their sole discretion, or (ii) the occurrence of an Event of Default.

                  "OBLIGATIONS" shall mean all amounts owing to the Agents or any Lender pursuant to the terms of this Agreement or any other Credit Document (which, by definition, includes any and all obligations due and owing under the Synthetic Lease and each other Synthetic Lease Document (which includes all obligations in regard to the Equity Component) and the Interest Rate Swap), including without limitation, all Loans (including all principal and interest payments due thereunder), all obligations in connection with all Letters of Credit, interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements and other hedging agreements or arrangements, fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities, and obligations of the Credit Parties, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extensions, modifications or refinancings thereof.

                  "REVOLVING LOANS" shall mean, collectively, the revolving credit loans made to Borrower by the Lenders pursuant to Section 2.1, including all Letters of Credit.

                  "TOTAL REVOLVING LOAN COMMITMENT" shall mean the sum of the Revolving Loan Commitments of all the Lenders in the aggregate amount of $6,797,357.34. This amount represents the face amounts currently outstanding in U.S. dollars on the Letters of Credit.

         4. DELETION OF DEFINITIONS. The following definitions are deleted from the Initial Loan Agreement:

                  "LEASE" shall mean the lease to be entered into by and between Atlantic Financial Group, Ltd., as the lessor, and the Borrower, as the lessee, with respect to the New York Restaurant. (NOTE: This definition is being deleted as it is being redefined under paragraph 2 above as a "Synthetic Lease").

                  "MAXIMUM LETTER OF CREDIT AMOUNT" shall mean $10,000,000.00.

                  "MAXIMUM MULTICURRENCY LOAN AMOUNT" shall mean the U.S. Dollar
         Equivalent of   $25,000,000.00.

                  "MAXIMUM SWING LINE AMOUNT" shall mean $5,000,000.00.

                  "MULTICURRENCY LOANS" shall mean Revolving Loans made in an Available Foreign Currency and bearing interest at the Foreign Currency Rate plus the Applicable Margin.

                  "REVOLVING LOANS A" shall mean, collectively, the revolving credit loans made to the Borrower by the Lenders pursuant to Section 2.1, including multicurrency loans and swing line loans, up to the aggregate principal amount of $100,000.00.

                  "REVOLVING LOANS B" shall mean, collectively, the revolving credit loans made to the Borrower by the Lenders pursuant to Section 2.1, including multicurrency loans and swing line loans, up to the aggregate amount of $64,900,000.00.

                  "SWING LINE ADVANCE" shall mean any Loan or Advance made or outstanding hereunder made as a Swing Line Loan and bearing interest based on the Swing Line Rate.

                  "SWING LINE COMMITMENT" shall mean the amount of such commitment set forth under the Administrative Agent's name on the signature page hereof, as the same may be increased or decreased from time to time as a result of any amendment thereof pursuant to Section 11.2.

                  "SWING LINE LENDER" shall mean the Administrative Agent subject, however, to the provisions of Section 2.1(i) below, in which event, the term "Swing Line Lender" shall mean all the Lenders.

                  "SWING LINE LOAN" shall mean those Revolving Loans which are extended by the Swing Line Lender under the provisions of Section 2.1(i) below.

                  "SWING LINE RATE" shall mean the absolute rate of interest offered by the Swing Line Lender applicable to Swing Line Advances.

                  "SWING LINE LOANS" shall mean the revolving credit loans made to the Borrower by the Administrative Agent pursuant to Section 2.1(i).

         5. AMENDMENTS TO INITIAL LOAN AGREEMENT. The Initial Loan Agreement is hereby amended as follows:

                  (a) In regard to Article II regarding the revolving loans and the letters of credit, the Borrower has paid all amounts currently outstanding on all revolving loans and has further agreed that it shall have no further right to obtain any further or additional Advances, Letters of Credit or other Borrowings of any nature whatsoever under the Revolving Loans. As such, the Lenders are under no further obligations of any nature whatsoever to extend to the Borrower any credit as a Revolving Loan.

                  (b) In regard to SECTION 2.7 regarding General Provisions as to Letters of Credit, there is hereby added the following subsections
         (d) through (f):

                           "(d) As of the date hereof, SCHEDULE 2.7 attached
                  hereto sets forth all the outstanding Letters of Credit.

                            (e) In connection with the outstanding Letters of
                  Credit, the following provisions shall apply:

                                    (i) The Borrower shall pledge to and grant a
                           security interest in the Cash Collateral to secure any reimbursement obligations to the Lenders in connection with the Letters of Credit. The Cash Collateral shall secure all the Letters of Credit.

                                    (ii) The Borrower shall use all reasonable
                           efforts to cause the Letters of Credit to be terminated so that said obligations shall no longer be outstanding. In this regard, SunTrust shall be under no duty or obligation to renew or extend any Letter of Credit and, to the extent permitted under the terms of the Letter of Credit, SunTrust may notify the holder of said Letter of Credit that it is being canceled or terminated.

                           (f) The Cash Collateral to be pledged for each Letter
                  of Credit is set forth in SCHEDULE 2.7 attached hereto. In regard to those Letters of Credit which are issued in foreign currency, the amount of the Cash Collateral is 125% of the face amount of the Letter of Credit. If, due to currency fluctuations, the amount of the Cash Collateral should at any time and from time to time fall to 115% or less of the face amount of the Letter of Credit, the Borrower shall pledge additional Cash Collateral to bring said coverage back to 125%. "

                  (c) In regard to Article III (which was not applicable in the Initial Loan Agreement), that Article is now applicable in regard to the Synthetic Lease and related Interest Rate Swap as follows:

                           "SECTION 3.1 SYNTHETIC LEASE NOTES - AMOUNTS DUE. The
                  Borrower does hereby state and confirm that there is due and owing on the Synthetic Lease Notes as of the date hereof the unpaid principal balance of $34,808,910.88 together with interest on a quarterly basis from and after November 24, 1998. The Borrower does further state and agree that said amounts are absolutely and unconditionally due and owing on said Synthetic Lease Notes, and are not subject to any claim, counter-claim, defense or other right of offset.

                           SECTION 3.2 PAYMENT OF SYNTHETIC LEASE - MANDATORY
                  PAYMENTS. The Borrower shall pay or cause to be paid the Synthetic Lease Notes and the obligations owing under the Synthetic Lease as follows:

                                    (a) INTEREST. Interest shall continue to be
                           paid by the Borrower (as Basic Rent under the Synthetic Lease) as and when due and in accordance with the terms of the Synthetic Lease Notes.

                                    (b) PRINCIPAL. The Borrower shall continue
                           to make scheduled principal payments due on the Synthetic Lease as and when due.

                                    (c) REQUIRED PRINCIPAL REDUCTIONS. The
                           Borrower shall make the following mandatory Basic Rent Payments on the Synthetic Lease:

                                            (i) Simultaneous with the execution
                                    of this First Amendment, the Borrower has made a payment in the amount of $10,000,000.

                                            (ii) On or before March 31, 1999,
                                    the Borrower shall make a further mandatory payment in the amount of $12,500,000.

                           Each payment shall be applied equally to SunTrust and Scotia Bank.

                                    (d) MATURITY DATE. Each Synthetic Lease Note
                           and all other obligations owing under the Synthetic Lease shall be due and payable in full on June 30, 1999 (i.e. the Maturity Date).

                           SECTION 3.3 INTEREST RATE SWAP. In regard to the
                  Interest Rate Swap:

                                    (a) The Credit Facility under the Interest
                           Rate Swap has been extended by SunTrust Bank, Atlanta, an affiliate of SunTrust. Notwithstanding that SunTrust Bank, Atlanta, may not be a signatory to this Agreement or one or more other Credit Documents, SunTrust Bank, Atlanta, shall be deemed to be a Lender hereunder and be entitled to the benefits and privileges set forth in this Agreement and each other Credit Document. Specifically, the Collateral shall secure any obligations due SunTrust Bank, Atlanta in connection with the Interest Rate Swap, and any mortgage, security interest or other lien held by any one or more of the Agents shall further be held to secure Facility C due and owing to SunTrust Bank, Atlanta.

                                    (b) As and when mandatory principal
                           reductions are paid on the Synthetic Lease as set forth in SECTION 3.2(C) above, the Interest Rate Swap shall be "unwound" on a pro-rata basis.

                                    (c) The Interest Rate Swap will, in any
                           event, be fully unwound at such time as obligations due under the Synthetic Lease (including, but not limited to, the Synthetic Lease Notes) is paid in full but in no event later than the Maturity Date.

                  As and when the Interest Rate Swap is "unwound" from time to time, the Borrower shall pay to the Lender (in this case, SunTrust Bank, Atlanta, which has provided this Facility) any obligation arising out of said Interest Rate Swap.

                  (d) SUBSECTION 5.1(S) regarding the mortgage is amended in its entirety to read as follows:

                           "(s) The Mortgage has been recorded and otherwise
                  implemented so that the Lenders hold a first mortgage on the Headquarters Property, which Mortgage shall secure all the Obligations (including the Synthetic Lease and the Interest Rate Swap), but not to exceed insofar as principal is concerned the principal amount of $20,000,000. The Mortgage shall further secure interest earned or due on said principal, together with costs and collection expenses, including attorney's fees, and other related expenses."

                  (e) There is hereby added to SECTION 5.1 the following subsection (u):

                           "(u) The Borrower has executed all Security Documents
                  so as to grant to SunTrust (for the benefit of all the Lenders) a first, security interest in the Cash Collateral."

                  (f) SECTION 7.8 regarding Financial Covenants is hereby amended in its entirety to read as follows:

                      "SECTION 7.8  FINANCIAL COVENANTS

                           (a) CONSOLIDATED EBITDA. Maintain on the last day of
                  each calendar quarter, calculated on a rolling four-quarter basis based upon the Borrower's financial statements for the immediately preceding four quarters, Consolidated EBITDA of $0.00 or greater. For the purposes of determining this Financial Covenant, any cash payments or expenditures incurred by the Borrower in connection with any restructuring incurred after June 1, 1998 shall be deemed to be an expense and included in determining this Financial Covenant, with said cash payments or expenditures being deemed to have been "incurred" when said cash payments or expenditures are actually made.

                           (b) CONSOLIDATED NET WORTH. Maintain on the last day
                  of each calendar quarter consolidated net worth of at least $125,000,000 . "

                  (g) There is hereby added to ARTICLE VII the new following
         SECTION 7.14 regarding the marketing and sale of the Headquarters Property and the New York Property:

                           "SECTION 7.14 SALE OF HEADQUARTERS AND NEW YORK
                  PROPERTIES. As a result of the restructuring of the Credit Facilities as reflected in this First Amendment, the Borrower has agreed to exercise its best efforts to dispose of the Headquarters Property (on which the $20,000,000 principal mortgage has been imposed) and the New York Property (which is subject to the Synthetic Lease). In that regard:

                                    (a) The Borrower shall immediately undertake
                           all reasonable actions to dispose of said Facilities including the engagement of an appropriate broker to list and assist the Borrower in the sale of said properties.

                                    (b) The Borrower shall use its best efforts
                           in good faith to follow all commercially reasonable practices in order to sell and dispose of said Facilities.

                                    (c) The Borrower shall keep the Lenders
                           advised and furnish them with copies of documents relating to said efforts including copies of listing agreements, sales materials, etc.

                                    (d) No facilities may be disposed of without
                           the prior approval of the Required Lenders. If so approved, the net proceeds due the Borrower shall be applied as an additional principal reduction on the Synthetic Lease and shall be applied to the last amounts coming due on the Synthetic Lease.

         6. MODIFICATION OF SCHEDULES. In regard to the Schedules attached to the Initial Loan Agreement, the Borrower reaffirms each of said Schedules except for the Schedules as set forth below, which Schedules are so amended (as of the date hereof) in the form attached to this First Amendment. In regard to those Schedules which have not been so amended as set forth below, the Borrower does hereby reconfirm and ratify the information contained in the Schedules attached to the Initial Loan Agreement, except for changes thereto occurring only in the ordinary course of business. By way of illustration, the Borrower confirms that there have been no material changes to said Schedules and there have been no new Material Subsidiaries:

                  Schedule 2.7  Outstanding Letters of Credit

         7. LOAN AGREEMENT. From and after the date of this First Amendment, the term "LOAN AGREEMENT", shall mean the Initial Loan Agreement as modified by this First

Amendment. Further, to the extent applicable, all Loan Documents shall be deemed hereof to be automatically amended so as to refer to and reflect the transactions contemplated by this First Amendment. This First Amendment shall be deemed to be a permitted amendment to the Initial Loan Agreement and, accordingly, shall be deemed to be a Loan Document. The Loan Agreement shall not be incorporated into the Notes.

         8. WAIVER OF PRIOR DEFAULT. Effective as of the date hereof, the Required Lenders waive Borrower's compliance with SECTION 7.8 for all periods prior to September 27, 1998, and further waive all known defaults that arose out of Borrower's non-compliance with SECTION 7.8 for said prior periods.

         9. RATIFICATION. Except as set forth in this First Amendment, the Borrower does hereby ratify and confirm the Initial Loan Agreement, along with its existing schedules and all other Credit Documents. In that regard, the Borrower does hereby agree with the Lenders that in regard to each Credit Document, the Borrower has no claim, counterclaim, defense or other right of offset whatsoever either upon the Credit Documents or against any Lender, and, to the extent any such claim, counterclaim, defense or other right or offset exists, whether known or unknown, said claim, counterclaim, defense or other right of offset is hereby expressly unknowingly waived in consideration for the amendment and modification of the Credit Facilities as agreed to by the Lenders.



                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

                                SIGNATURE PAGE TO
                     FIRST AMENDMENT TO AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT
                BETWEEN SUNTRUST BANK AND SCOTIA BANK, AS AGENTS
                    AND PLANET HOLLYWOOD INTERNATIONAL, INC.

                                         BORROWER:

8669 Commodity Circle                    PLANET HOLLYWOOD
Orlando, Florida 32819                   INTERNATIONAL, INC.

Telecopy No.: (407) 352-7310
Telephone No.: (407) 363-7827

                                         By:______________________________
                                              Thomas Avallone,
                                               Executive Vice President



In the case of Notices to the Borrower, copies shall be sent to:

Byrd F. Marshall, Jr., Esquire
GRAY, HARRIS & ROBINSON, P.A.
201 East Pine Street
Suite 1200
Orlando, Florida 32801

Telephone No.:(407) 244-5690
Telecopy No.:(407) 843-8880

                                SIGNATURE PAGE TO
                     FIRST AMENDMENT TO AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT
                BETWEEN SUNTRUST BANK AND SCOTIA BANK, AS AGENTS
                    AND PLANET HOLLYWOOD INTERNATIONAL, INC.

Address for Notices:                SUNTRUST BANK, CENTRAL
                                      FLORIDA, NATIONAL ASSOCIATION,
                                      Individually and as Administrative Agent
200 South Orange Avenue                 and Agent
6th Floor, SOAB
Post Office Box 3833                By:_________________________________
Orlando, Florida  32897                  Vipul H. Patel,
                                          First Vice President

Attention:  Vipul H. Patel,
            First Vice President

Telephone No.: (407) 237-5352
Telecopy No.:(407) 237-4076

Lending Office:

200 South Orange Avenue
6th Floor, SOAB
Post Office Box 3833
Orlando, FL   32897

Attention: Vipul H. Patel,
           First Vice President

Telephone No.:(407) 237-5352
Telecopy No.:(407) 237-4076

---------------------------------------------

Revolving Loan Commitment(1):                               $3,398,678.67(2)

Pro Rata Share of Revolving Loan Commitment:                50.00%

(1) The Revolving Loan Commitment represents solely Letters of Credit which are outstanding as of the date of this First Amendment. There is no further obligation to extend any Advances (including any additional Letters of Credit) under this Agreement.

(2)  This represents 1/2 in U.S. dollars of all outstanding Letters of Credit.

                                SIGNATURE PAGE TO
                     FIRST AMENDMENT TO AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT
                BETWEEN SUNTRUST BANK AND SCOTIA BANK, AS AGENTS
                    AND PLANET HOLLYWOOD INTERNATIONAL, INC.


Address for Notices                            THE BANK OF NOVA SCOTIA
                                               Individually and as
Atlanta Agency, Suite 2700                     Syndication Agent and Agent
600 Peachtree Street, N.E.
Atlanta, Georgia   30308
                                               By:______________________________

Attention: Mr. Frank Sandler
                                               Name:____________________________
Telephone No.: (404) 888-8998
Telecopy No.:  (404) 877-1505
Title:___________________________


Payment Office

Atlanta Agency, Suite 2700
600 Peachtree Street, N.E.
Atlanta, GA 30308

Attention: Ms. Dorothy Legista,
           Loan Administration

----------------------------------------

Revolving Loan Commitment(1):                            $3,398,678.67(2)

Pro Rata Share of Revolving Loan Commitment:             50.00%



(1) The Revolving Loan Commitment represents solely Letters of Credit which are outstanding as of the date of this First Amendment. There is no further obligation to extend any Advances (including any additional Letters of Credit) under this Agreement.

(2)  This represents 1/2 in U.S. dollars of all outstanding Letters of Credit.


                                  SCHEDULE 2.7

                    SCHEDULE OF OUTSTANDING LETTERS OF CREDIT

          AMT IN LOCAL                              EXPIRY                        AMOUNT OF
L/C #     CURRENCY (1)      BENEFICIARY             DATE        AMT IN USD(2)     COLLATERAL(3)(7)
-------   ------------      -----------             ------      -------------     ----------------
F700340   F3,000,000(4)     BNP                     7/20/99     $  544,393.72     $  687,500.00

F700416   $300,718.65       140 West 57th Street    12/31/99    $  300,718.65     $  300,718.65

F700488   $ 10,000.00       State of Washington     06/26/99    $   10,000.00     $   10,000.00

F700576   DM25000000(5)     Bayerische Landesbank    1/15/99    $1,491,824.80     $1,875,000.00

F700605   $1,600,000        Travelers               12/31/99    $1,600,000.00     $1,600,000.00

F700643   $1,800,000        Paramount Leasehold     10/01/99    $1,800,000.00     $1,800,000.00

F700733   Fr.$1,500,000(6)  Turintra & Zurimo       10/31/99    $1,050,420.17     $1,375,000.00
                                                                -------------     -------------

                                                    Totals      $6,797,357.34     $7,648,218.65

(1) This reflects the face amount of the Letter of Credit in local currency (e.g. U.S. Dollars, French Francs, etc.).

(2) This represents the amount of the Letter of Credit in U.S. Dollars, including for foreign currencies, the conversion to U.S. Dollars.

(3) This represents the amount of Cash Collateral in U.S. Dollars to be pledged for each Letter of Credit.

(4)  This Letter of Credit is in French Francs.

(5)  This Letter of Credit is in Deutsche Marks.

(6)  This Letter of Credit is in Swiss Francs.

(7) With respect to Letters of Credit which are in foreign currency, the parties have agreed that the amount of the Cash Collateral will be equal to 125% of the face amount of the letter of credit in U.S. dollars. As set forth in SECTION 2.7(F) above, if by virtue of any currency swings or adjustments, the amount of the collateral drops at any time to 115% or less of the face amount of the Letter of Credit, the Borrower will at that time pledge additional cash collateral to bring said margin back up to 125% of the face amount of the Letters of Credit.

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